AMENDED AND RESTATED NOTE CONVERSION AND AMENDMENT AGREEMENT

This AMENDED AND RESTATED NOTE CONVERSION AND AMENDMENT AGREEMENT (this “Agreement”), effective as of the Effective Date (as defined below), is made by and among GENTA INCORPORATED, a Delaware corporation (the “Company”), and the undersigned parties whose names are set forth on Exhibit A attached hereto (each a “Holder” and collectively the “Holders”).

WHEREAS, the Company previously entered into the June 2008 Purchase Agreement, the April 2009 Purchase Agreement, the April 2009 Consent Agreement, the July 2009 Purchase Agreement, the July 2009 Registration Rights Agreement and the September 2009 Registration Rights Agreement and previously issued the June 2008 Notes, the April 2009 Notes, the July 2009 Notes and the September 2009 Notes (each as defined below) (collectively, the “Prior Financing Documents”);

WHEREAS, on March 9, 2010, the Company raised $25,000,000 through the private placement of securities consisting of Senior Secured Convertible Promissory Notes, Senior Unsecured Convertible Promissory Notes and Debt Warrants to Purchase Senior Unsecured Convertible Promissory Notes (the “March 2010 Financing”) pursuant to the terms of that certain Securities Purchase Agreement dated March 5, 2010 by and among the Company and the purchasers whose names are set forth on Exhibit A thereto (the “Securities Purchase Agreement”);

WHEREAS, the undersigned Holders that are parties to the Prior Financing Documents agreed to amend certain provisions of the Prior Financing Documents as set forth in the Note Conversion and Amendment Agreement effective as of March 9, 2010 (the “Prior Agreement”);

WHEREAS, the Company and the undersigned Holders wish to amend and restate the Prior Agreement to alter the conversion obligations of the Holders with respect to the 2009 Notes; and

WHEREAS, the undersigned Holders represent the required threshold to amend the Prior Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.           Definitions.

(a)           “2009 Notes” means the April 2009 Notes, July 2009 Notes and September 2009 Notes.

(b)           “April 2009 Consent Agreement” means that certain Consent Agreement dated as of April 2, 2009, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(c)           “April 2009 Notes” means the Company’s Senior Secured Convertible Promissory Notes due April 2, 2012, as amended.

(d)           “April 2009 Purchase Agreement” means that certain Securities Purchase Agreement dated as of April 2, 2009, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(e)           “Common Stock” means the common stock of the Company, par value $0.001 per share.

(f)           “Effective Date” means the date and time this Agreement has been executed and delivered by the Company and the Holders representing at least two thirds of the currently outstanding principal amount of the 2009 Notes.

(g)           “Debt Warrants” has the meaning set forth in the Securities Purchase Agreement.

(h)           “July 2009 Buyers” means the buyers listed on Schedule I to the July 2009 Registration Rights Agreement.

(i)           “July 2009 First Closing Notes” means July 2009 Notes issued by the Company on July 7, 2009.

(j)           “July 2009 Notes” means the Company’s Unsecured Subordinated Convertible Promissory Notes due July 7, 2011, as amended, issued by the Company on July 7, 2009 and September 4, 2009 pursuant to the July 2009 Purchase Agreement.

(k)           “July 2009 Purchase Agreement” means that certain Securities Purchase Agreement dated July 7, 2009, as amended, by and among the Company and the Purchasers listed on Exhibit A thereto.

(l)           “July 2009 Registrable Securities” means the Registrable Securities as defined in the July 2009 Registration Rights Agreement.

(m)           “July 2009 Registration Rights Agreement” means that certain Registration Rights Agreement dated as of July 7, 2009, by and among the Company and the Buyers listed on Schedule I attached thereto, as the same may be amended from time to time.

(n)           “July 2009 Second Closing Notes” means July 2009 Notes issued by the Company on September 4, 2009.

(o)           “June 2008 Notes” means the Company’s Senior Secured Convertible Notes due June 9, 2011, as amended.

(p)           “June 2008 Purchase Agreement” means that certain Securities Purchase Agreement dated as of June 5, 2008, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended.

(q)           “September 2009 Buyers” means the buyers listed on Schedule I to the September 2009 Registration Rights Agreement, as may be amended from time to time.

(r)           “September 2009 Notes” means the Company’s Unsecured Subordinated Convertible Notes due July 7, 2011 issued by the Company pursuant to that certain Securities Purchase Agreement dated September 4, 2009 by and among the Company and the Purchasers listed on Exhibit A thereto.

(s)           “September 2009 Registrable Securities” means the Registrable Securities as defined in the September 2009 Registration Rights Agreement.

(t)           “September 2009 Registration Rights Agreement” means that certain Registration Rights Agreement dated as of September 4, 2009, by and among the Company and the Buyers listed on Schedule I attached thereto, as the same may be amended from time to time.

(u)           “Signing Day” shall mean the effective date of the Securities Purchase Agreement.

(v)           “Trading Day” shall have the meaning given to such term in the B Notes, as defined in the Securities Purchase Agreement.

2.           Conversion of Outstanding Notes.

(a)           On April 20, 2010 (the “Initial Conversion Date”), each Holder agrees to convert sixteen twenty-eighths (16/28) of the outstanding aggregate principal amount of the 2009 Notes held by such Holder immediately prior to the conversion set forth in this section (the “Initial Conversion Amount”), subject to the limitations set forth in Section 3.4 of each such 2009 Note, and agrees to deliver on such date a notice of conversion pursuant to each such 2009 Note being converted (with such Holder able to select which 2009 Notes shall be converted pursuant to this section), which notice of conversion shall be irrevocable.

(b)           On April 21, 2010, each Holder agrees to convert, subject to the limitations set forth in Section 3.4 of each such 2009 Note, an additional amount of 2009 Notes held by such Holder equal to the difference between (A) such Holder’s Initial Conversion Amount and (B) the amount of 2009 Notes actually converted under Section 2(a) above by such Holder on the Initial Conversion Date, and agrees to deliver on such date a notice of conversion pursuant to each such 2009 Note being converted (with such Holder able to select which 2009 Notes shall be converted pursuant to this section), which notice of conversion shall be irrevocable.

(c)           Each Holder agrees not to sell, assign or transfer any shares of Common Stock then held by such Holder, including, without limitation, any of the shares of Common Stock received upon conversion of their 2009 Notes in accordance with Sections 2(a) and 2(b) above, or any interest therein, during the period beginning on the Initial Conversion Date and ending at 11:59 pm Eastern Time on April 26, 2010.

3.           Conversion Limitations.  In addition to any other limitations on conversion of the 2009 Notes, each Holder holding 2009 Notes hereby agrees that such Holder will not convert any 2009 Note on any day (the “Conversion Test Date”) to the extent that, together with all prior conversions under such 2009 Note and all other conversions of 2009 Notes effected by the Holder on or after March 10, 2010, the total amount of such Holder’s 2009 Notes that has been converted on or prior to the Conversion Test Date and after March 10, 2010 (rounded to the nearest $0.01) exceeds the product (rounded to the nearest $0.01) of (A) one twenty-eighth (1/28) of the aggregate principal amount of such 2009 Notes on the Signing Day multiplied by (B) the number of whole or partial Weeks elapsed since March 10, 2010; provided that, notwithstanding the foregoing restriction, any Holder that converted less than such Holder’s Initial Conversion Amount pursuant to Section 2 hereof as a result of the limitations set forth in Section 3.4 of the 2009 Notes shall, in addition to the amounts set forth in this paragraph, be permitted to convert an additional amount of 2009 Notes at any time and from time to time during the sixteen weeks following April 20, 2010 up to a total aggregate amount under this proviso equal to the difference between the actual amount of 2009 Notes converted by such Holder pursuant to Section 2 hereof and such Holder’s Initial Conversion Amount.  For purpose of this Section 3 a “Week” shall mean any seven consecutive calendar day period.

4.           Amendment to the June 2008 Purchase Agreement.  The Company and the undersigned Holders, holding at least two-thirds of the principal amount of the currently outstanding June 2008 Notes, hereby amend Section 3.15(c) of the June 2008 Purchase Agreement by inserting the following sentence immediately following the last sentence of Section 3.15(c):

“The rights under this Section 3.15(c) shall terminate and be of no further force and effect immediately prior to the Closing Date (as defined in that certain Securities Purchase Agreement dated as of March 5, 2010, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended).”

5.           Amendment to the June 2008 Notes.

(a)           The Company and the undersigned Holders of currently outstanding June 2008 Notes hereby amend each June 2008 Note to delete the reference to “June 9, 2010” in the last sentence of the preamble to and replace such date with “June 9, 2011.”

(b)           In consideration of the amendment set forth in Section 5(a), promptly following the Effective Date, the Company shall issue to each of the holders of currently outstanding June 2008 Notes a warrant to purchase shares of Common Stock substantially in the form attached hereto as Exhibit B (the “Warrants”).  Each such Warrant shall be exercisable for a number of shares of Common Stock equal to one hundred percent (100%) of the shares of Common Stock that would be issuable if such holder converted all of the outstanding principal and interest underlying all of such holder’s June 2008 Notes on the Effective Date (without regard to any restriction on conversion contained therein).

6.           Amendment to the April 2009 Purchase Agreement.  The Company and the undersigned Holders, holding at least 66 2/3% of the currently outstanding principal amount of the April 2009 Notes hereby:

(a)           amend Section 1.2(b) of the April 2009 Purchase Agreement by deleting Section 1.2(b) in its entirety and replacing Section 1.2(b) with the following:

“(b)  Each of the Purchasers shall have the option (the “Purchase Option”), in each such Purchaser’s sole discretion, to purchase Senior Unsecured Convertible Promissory Notes in substantially the form attached hereto as Exhibit H (the “F Notes”) in the principal amount of up to the amount set forth opposite such Purchaser’s name on Exhibit A in one or more closings (each an “Additional Closing”, and along with the First Closing, each a “Closing”).  The Purchase Option shall be exercisable at any time and from time to time on or prior to the later of (i) the date that is two weeks after the Company’s public release of final top-line survival results from the Company’s Phase 3 trial of Genasense® plus chemotherapy in advanced melanoma, known as AGENDA, and (ii) March 30, 2011.  The issuance of the F Notes at any Additional Closing shall be made on the terms and conditions set forth in this Agreement, and the representations and warranties of the Company set forth in Article 3 and the representations and warranties of the Purchasers in Article 4 hereof shall speak as of the date of such Additional Closing.”; and

(b)           insert the form of note in the form attached hereto as Exhibit C as a new “Exhibit H” to the April 2009 Purchase Agreement.

7.           Amendment to the April 2009 Consent Agreement.  The Company and the undersigned Holders, representing two-thirds of the currently outstanding and unexercised Purchase Rights (as defined in the April 2009 Consent Agreement) and the currently outstanding principal amount of the New Notes (as defined in the April 2009 Consent Agreement) issued upon exercise of the Purchase Rights, hereby:

(a)           amend Section 4 of the April 2009 Consent Agreement by deleting Section 4 in its entirety and replacing Section 4 with the following:

“4.  Note Purchase Right.  At any time, and from time to time after the Authorization Date (as defined in the Purchase Agreement) each of the Holders who are not natural persons (the “Institutional Holders”) shall have the right (the “Purchase Right”), in each such Institutional Holder’s sole discretion, upon written notice to the Company (“Purchase Notice”), to purchase one or more Senior Unsecured Convertible Promissory Notes in substantially the form attached hereto as Exhibit B (the “F Notes”) in an aggregate principal amount up to that amount set forth opposite such Institutional Holder’s name on Exhibit A hereto, in one or more closings (each a “Closing”).  The Purchase Right shall be exercisable at any time and from time to time on or prior to the later of (i) the date that is two weeks after the Company’s public release of final top-line survival results from the Company’s Phase 3 trial of Genasense® plus chemotherapy in advanced melanoma, known as AGENDA, and (ii) March 30, 2011.  At each Closing, the Company shall issue and sell to the Institutional Holder purchasing notes at such Closing a F Note having the principal amount set forth in the Purchase Exercise Notice.  At each such Closing, the purchasing Institutional Holder shall deliver the purchase price for the F Note, which shall equal the principal amount thereof, by wire transfer of immediately available funds to the Company.  The Closing shall take place on the date specified in the Purchase Notice, which shall not be less than five Trading Days (as defined in the F Note) from the date on which the Purchase Notice is delivered.”; and

(b)           insert the form of note in the form attached hereto as Exhibit C as a new “Exhibit B” to the April 2009 Consent Agreement.

8.           Amendment to the July 2009 Registration Rights Agreement.  The Company and the undersigned Holders, representing the July 2009 Buyers currently holding at least two-thirds of the July 2009 Registrable Securities, hereby amend the July 2009 Registration Rights Agreement as follows:

(a)           Section 3(c) is hereby amended by inserting the following sentence immediately following the last sentence of Section 3(c):

“The Company’s obligation to file a Registration Statement covering the resale of Cut Back Securities under this Section 3(c) shall expire on the earlier of the Expiration Date and the Registration Release Date (each as defined in that certain Securities Purchase Agreement dated as of March 5, 2010, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended).”

(b)           The words “If at any time during the Registration Period” in the first sentence of Section 10(c) are hereby replaced with the words “If at any time during the Registration Period and prior to the earlier of the Expiration Date and the Registration Release Date”.

9.           Amendment to the September 2009 Registration Rights Agreement.  The Company and the undersigned Holders, representing the September 2009 Buyers currently holding at least two-thirds of the September 2009 Registrable Securities, hereby amend the September 2009 Registration Rights Agreement as follows:

(a)           Section 3(c) is hereby amended by inserting the following sentence immediately following the last sentence of Section 3(c):

“The Company’s obligation to file a Registration Statement covering the resale of Cut Back Securities under this Section 3(c) shall expire on the earlier of the Expiration Date and the Registration Release Date (each as defined in that certain Securities Purchase Agreement dated as of March 5, 2010, by and among the Company and the Purchasers listed on Exhibit A thereto, as amended).”

(b)           The words “If at any time during the Registration Period” in the first sentence of Section 10(c) are hereby replaced with the words “If at any time during the Registration Period and prior to the earlier of the Expiration Date and the Registration Release Date”.

10.           Outstanding Securities.  Each undersigned Holder represents and warrants that as of the Effective Date, such Holder holds the Company’s securities in the amounts set forth on such Holder’s signature page hereto.

11.           Specific Performance; Consent to Jurisdiction; Venue.

(a)           The Company and the Holders acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof without the requirement of posting a bond or providing any other security, this being in addition to any other remedy to which any of them may be entitled by law or equity.

(b)           The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of New York.  The Company and each Holder consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 11(b) shall affect or limit any right to serve process in any other manner permitted by law.  The Company and the Holders hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement or the other Transaction Documents, shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party.  The parties hereby waive all rights to a trial by jury.

12.           Entire Agreement; Amendment. This Agreement contains the entire understanding and agreement of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor any Holder make any representation, warranty, covenant or undertaking with respect to such matters, and they supersede all prior understandings and agreements with respect to said subject matter, all of which are merged herein.  No provision of this Agreement may be waived or amended other than by a written instrument signed by the Company and the Holders of at least two-thirds of the then-outstanding 2009 Notes; provided that if any of the rights under this Agreement of any Holder then holding 2009 Notes are materially diminished or the obligations under this Agreement of any Holder then holding 2009 Notes are materially increased by such waiver or amendment, in each case in a manner that is not similar in all material respects to the effect on the rights or obligations of other Holders, then such waiver or amendment shall not be effective with respect to such adversely affected Holder without the written consent of such adversely affected Holder.  The Holders acknowledge that any amendment or waiver effected in accordance with this section shall be binding upon each Holder (and their permitted assigns) and the Company, including, without limitation, an amendment or waiver that has an adverse effect on any or all Holders.  Except as amended herein, the June 2008 Purchase Agreement, the June 2008 Notes, the April 2009 Purchase Agreement, the April 2009 Notes, the April 2009 Consent Agreement, the July 2009 Notes, the July 2009 Registration Rights Agreement, the September 2009 Notes and the September 2009 Registration Rights Agreement shall remain in full force and effect.

13.           Notices.  Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company or its Subsidiaries:	Genta Incorporated
200 Connell Drive
Berkeley Heights, NJ 07922
Attention: Raymond P. Warrell, Jr., M.D.
Telephone No.: (908) 286-9800
Telecopy No.: (908) 286-3966

with copies to:	Morgan, Lewis & Bockius LLP
502 Carnegie Center
Princeton, NJ 08540
Attention: Emilio Ragosa
Telephone No.: (609) 919-6633
Telecopy No.: (609) 919-6701

If to any Holder:	At the address of such Holder set forth on Exhibit A to this Agreement, with copies to Holder’s counsel as set forth on Exhibit A or as specified in writing by such Holder, with a copy to:

With a copy to:	Cooley Godward Kronish LLP
4401 Eastgate Mall
San Diego, CA 92121
Attention: Ethan Christensen
Telephone No.: (858) 550-6076
Telecopy No.: (858) 550-6420

Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other party hereto.

14.           Waivers.  No waiver by a party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

15.           Headings.  The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

16.           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.  The Holders may assign the rights under this Agreement without the consent of the Company.

17.           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

18.           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles which would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

19.           Counterparts.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart.

20.           Publicity.  The Company agrees that it will not disclose, and will not include in any public announcement, the names of the Holders without the consent of the Holders, which consent shall not be unreasonably withheld or delayed, or unless and until such disclosure is required by law, rule or applicable regulation, and then only to the extent of such requirement.  Notwithstanding the foregoing, the Holders consent to being identified in any filings the Company makes with the SEC to the extent required by law or the rules and regulations of the SEC.

21.           Severability.  The provisions of this Agreement are severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

22.           Further Assurances.  From and after the date of this Agreement, upon the request of the Holders or the Company, the Company and each Holder shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

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IN WITNESS WHEREOF, the parties have caused this AMENDED AND RESTATED NOTE CONVERSION AND AMENDMENT AGREEMENT to be executed as of the Effective Date.

GENTA INCORPORATED

By:
Name:	Raymond P. Warrell, Jr., M.D.
Title:	Chairman and Chief Executive Office

[SIGNATURE PAGES CONTINUE]

[HOLDER SIGNATURE PAGES TO THE
AMENDED AND RESTATED NOTE CONVERSION AND AMENDMENT AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Amended and Restated Note Conversion and Amendment Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Holder:__________________________________________________________________________

Signature of Authorized Signatory of Holder:___________________________________________________

Name of Authorized Signatory:______________________________________________________________

Title of Authorized Signatory:_______________________________________________________________

Email Address of Holder:___________________________________________________________________

Fax Number of Holder:_____________________________________________________________________

Principal Amount of June 2008 Notes Currently Held:______________________________________________

Principal Amount of April 2009 Notes Currently Held:______________________________________________

Amount of Purchase Options Currently Held: ___________________________________________________

Amount of Purchase Rights Currently Held:_____________________________________________________

Number of July 2009 First Closing Notes Currently Held:____________________________________________

Number of July 2009 Second Closing Notes Currently Held:_________________________________________

Number of July 2009 Registrable Securities Currently Held:__________________________________________

Number of September 2009 Notes Currently Held:_________________________________________________

Number of September 2009 Registrable Securities Currently Held:_____________________________________

Address for Notice of Holder:

Address for Delivery of Securities for Holder (if not same as address for notice):

[SIGNATURE PAGES CONTINUE]

EXHIBIT A

HOLDERS

EXHIBIT B

FORM OF WARRANT

EXHIBIT C

FORM OF F NOTE